 Exhibit 23.1

CONSENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM—DELOITTE & TOUCHE LLP

        We consent to the incorporation by reference in Registration Statement No. 333-38392 and No. 333-68820 of VIA NET.WORKS, Inc. on Form S-8 of our report dated April 25, 2005, relating to the consolidated financial statements of VIA NET.WORKS, Inc. as of and for the years ended December 31, 2003 and 2004 appearing in this Annual Report on Form 10-K of VIA NET.WORKS, Inc.

London, England
April 25, 2005